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                                                                    Exhibit 23.7

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 24, 2000 relating to the financial statements of Physician Computer Network, Inc. included in Medical Manager Corporation's (formerly known as Synetic, Inc.) Form 8-K dated March 30, 2000 and to all references to our Firm included in this registration statement.



                                        /s/ ARTHUR ANDERSEN LLP


Roseland, New Jersey
June 19, 2000